UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2019

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-38050	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street

Houston, Texas 77010

(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As further described under Item 2.01 below, on December 16, 2019 (the “Closing Date”), the registrant, Hess Midstream LP, a Delaware limited partnership (the “Company”), and Hess Midstream Partners LP, a Delaware limited partnership (“HESM Opco”), completed the transactions (the “Restructuring”) contemplated by the Partnership Restructuring Agreement, dated October 3, 2019 (the “Restructuring Agreement”), by and among the Company, Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), Hess Midstream GP LLC, a Delaware limited liability company and the general partner of the General Partner (“HESM GP LLC”), Hess Midstream New Ventures II, LLC, a Delaware limited liability company (“Merger Sub”), HESM Opco, Hess Midstream Partners GP LP, a Delaware limited partnership and the general partner of HESM Opco (“Opco GP LP”), Hess Midstream Partners GP LLC, a Delaware limited liability company and the general partner of Opco GP LP (“Opco GP LLC”), Hess Infrastructure Partners LP, a Delaware limited partnership (“HIP”), Hess Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of HIP (“HIP GP LLC”), Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), GIP II Blue Holding Partnership, L.P., a Delaware limited partnership (“GIP” and, together with HINDL, the “Existing Sponsors”), and Hess Infrastructure Partners Holdings LLC, a Delaware limited liability company, as previously announced in HESM Opco’s Current Report on Form 8-K filed on October 4, 2019 with the U.S. Securities and Exchange Commission (the “SEC”).

In connection with the Restructuring, on the Closing Date, the Company completed its acquisition of HESM Opco (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of October 3, 2019 (the “Merger Agreement”), by and among the Company, the General Partner, Merger Sub, HESM Opco, Opco GP LP and HIP GP LLC.

This Current Report on Form 8-K is being filed for the purposes of establishing the Company as the successor issuer to HESM Opco pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain matters required to be disclosed on Form 8-K with respect to the Restructuring, including the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act, the Class A shares representing limited partner interests in the Company (“Class A Shares”) are deemed to be registered under Section 12(b) of the Exchange Act and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Additionally, in connection with and upon the consummation of the Restructuring, HESM Opco changed its name to “Hess Midstream Operations LP.” References herein to “HESM Opco” refer to Hess Midstream Partners LP prior to the consummation of the Restructuring and Hess Midstream Operations LP following the consummation of the Restructuring.

Item 1.01	Entry into a Material Definitive Agreement.

Amended Omnibus Agreement

On the Closing Date, in connection with the Restructuring, the Company entered into an Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”) with Hess Corporation (“Hess”), HIP GP LLC, the General Partner, HESM GP LLC, HESM Opco, Opco GP LP, Opco GP LLC, and, solely for the limited purposes specified therein, the Existing Sponsors, that addresses the following matters:

•

the Company’s obligation to reimburse Hess for certain direct or allocated costs and expenses incurred by Hess in providing operational support and administrative services to the Company, including, but not limited to, the following:

•

the total allocable costs of Hess’s employees and contractors, subcontractors or other outside personnel engaged by Hess and its subsidiaries to the extent such employees and outside personnel perform operational support and administrative services for the Company’s benefit, plus a specified percentage markup of such amount depending on the type of service provided;

•	any expenses incurred or payments made by Hess or its subsidiaries on the Company’s behalf that relate to insurance coverage with respect to the Company’s assets or business;

•	all expenses and expenditures incurred by Hess and its subsidiaries on the Company’s behalf as a result of the Company becoming and continuing as a publicly traded entity; and

•

any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries in providing the operational support and administrative services, as well as any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries on the Company’s behalf;

•	the Existing Sponsors’ obligation to reimburse the Company and its subsidiaries for certain matters, including certain environmental, title and tax matters;

•

the Company’s obligation to indemnify Hess and its subsidiaries and HIP GP LLC for events and conditions associated with the operation of the Company’s assets that occur after the consummation of the Restructuring and for environmental liabilities to the extent Hess is not obligated to indemnify the Company for such liabilities; and

•	the granting of a license from Hess to the Company with respect to the use of certain Hess trademarks.

The Amended Omnibus Agreement may be terminated by the written consent of each of the parties, other than the Existing Sponsors, or upon written notice by Hess, HIP GP LLC or the Company if Hess and its affiliates cease to own, directly or indirectly, at least 10% of the aggregate issued and outstanding partnership interests of HESM Opco (including through the ownership of Class A Shares and Class B units representing limited partner interests in HESM Opco (each, an “Opco Class B Unit”)). The indemnification and reimbursement obligations will survive any such termination in accordance with the terms of the Amended Omnibus Agreement.

The foregoing description of the Amended Omnibus Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Omnibus Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Employee Secondment Agreement

On the Closing Date, in connection with the Restructuring, the General Partner and HESM GP LLC entered into an Amended and Restated Employee Secondment Agreement (the “Amended Employee Secondment Agreement”) with Hess, Hess Trading Corporation (“HTC”), and, for limited purposes specified therein, Opco GP LP and Opco GP LLC, pursuant to which certain employees of Hess and HTC will be seconded to the General Partner to provide services with respect to the Company’s direct and indirect assets and operations, including, among other things: (i) corporate functions, such as executive oversight (including select positions involving legal, tax and management of key controls and processes); business and corporate development (including treasurer, controller and corporate secretary functions); shareholder and investor relations; communications and public relations; and (ii) such other operational, commercial and business functions that are necessary to develop and execute the Company’s business strategy. During their period of secondment to the General Partner, the seconded employees will work under the management and supervision of the General Partner, HESM GP LLC, the Company, HESM Opco or their respective subsidiaries.

In consideration of the services provided by Hess and HTC under the Amended Employee Secondment Agreement, the General Partner will pay Hess a secondment fee, payable on a monthly basis, that is intended to cover and reimburse Hess for the total costs actually incurred by Hess and its affiliates in connection with employing the seconded employees to the extent such total costs are attributable to the provision of services with respect to the Company’s direct and indirect assets and operations. Hess will determine in good faith the percentage of the costs that are attributable to the services provided by the seconded employees based on Hess’s then-current corporate transfer pricing policies, as generally applied in a non-discriminatory manner, or based on such other reasonable cost allocation methodology as Hess shall determine. The Company will reimburse the General partner for the cost of the secondment fee payable by the General Partner under the Amended Employee Secondment Agreement.

The Amended Employee Secondment Agreement has an initial term of 10 years and may be renewed by the General Partner for one additional 10-year term. The General Partner may terminate the agreement or reduce the level of services under the agreement at any time upon 30 days’ prior written notice to Hess. Either party may terminate the agreement if Hess and its affiliates cease to own at least 10% of the aggregate issued and outstanding partnership interests of HESM Opco (including through the ownership of Class A Shares and Opco Class B Units), or if the other party is in material default under the agreement and such party fails to cure the material default within 15 days or if the other party files for bankruptcy, makes an assignment for the benefit of creditors, or otherwise becomes bankrupt.

Under the agreement, Hess will indemnify the Company, the General Partner, HESM GP LLC and the Company’s directors, officers, employee and subsidiaries from any costs, expenses, claims, losses or liabilities arising from the termination of employment of any seconded employee by Hess without the prior written consent of the General Partner, even though such costs, expenses, claims, losses or liabilities may be caused by the Company’s negligence, except to the extent that such costs, expenses, claims, losses or liabilities arise out of the Company’s sole negligence, gross negligence or willful misconduct.

The foregoing description of the Amended Employee Secondment Agreement does not purport to be complete and is qualified in its entirety by the full text of Amended Employee Secondment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Registration Rights Agreement

On the Closing Date, in connection with the Restructuring, the Company entered into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement”) with the Existing Sponsors pursuant to which the Company granted each of the Existing Sponsors and certain of their affiliates certain demand and “piggyback” registration rights. Under the Amended Registration Rights Agreement, each of the Existing Sponsors and certain of their affiliates generally has the right to require the Company to file a registration statement for the public sale of all of the Class A Shares received or to be received (collectively, the “Registrable Securities”), pursuant to the Amended HESM Opco Partnership Agreement (as defined below), in exchange for Opco Class B Units and Class B shares representing limited partner interests in the Company (each, a “Class B Share”) owned by such Existing Sponsor. In addition, if the Company sells any Class A Shares in a registered underwritten offering, each of the Existing Sponsors and certain of their affiliates will have the right, subject to specified limitations, to include its Registrable Securities in that offering. In the Amended Registration Rights Agreement, the Company has agreed to indemnify the Existing Sponsors and certain of their affiliates, in the event that any such person elects to dispose of its Registrable Securities in an underwritten offering, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments such person may be required to make in respect of those liabilities.

The foregoing description of the Amended Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended HESM Opco Partnership Agreement

On the Closing Date, in connection with and upon the consummation of the Restructuring, HESM Opco GP amended and restated the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP by entering into the Third Amended and Restated Agreement of Limited Partnership of Hess Midstream Operations LP (the “Amended HESM Opco Partnership Agreement”), to provide for or reflect, among other things:

•

the recapitalization of HESM Opco, and the conversion, in connection with such recapitalization, of (i) each common unit representing a limited partner interest in HESM Opco (each, an “Opco Common Unit”) held by the Company into a Class A unit representing a limited partner interest in HESM Opco (each, an “Opco Class A Unit”); (ii) each Opco Common Unit held by the Existing Sponsors, HIP and certain of their affiliates into an Opco Class B Unit; (iii) each subordinated unit representing a limited partner interest in HESM Opco (each, a “Subordinated Unit”) held by the Company into an Opco Class A Unit; and (iv) each Subordinated Unit held by the Existing Sponsors into an Opco Class B Unit;

•	the admission of the Company as a limited partner of HESM Opco; and

•	the change in the name of HESM Opco to “Hess Midstream Operations LP.”

Pursuant to the terms of the Amended HESM Opco Partnership Agreement, Opco GP LP delegated to the Company, to the fullest extent permitted under Delaware law, all of its power and authority, as the general partner of HESM Opco, to manage and control the business and affairs of HESM Opco. Consequently, subject to Opco GP LP’s right to approve certain specified actions, the Company is deemed to be the delegate for all purposes of the Amended HESM Opco Partnership Agreement and will control the management of HESM Opco.

Opco GP LP may not transfer its general partner interest in HESM Opco to another person unless such transfer (i) has been approved by Opco GP LP with the approval of the conflicts committee of the Board (as defined below) and the holders of a majority of Opco Class A Units and Opco Class B units, voting as a single class, or (ii) is a transfer of all of its general partner interest in HESM Opco to a wholly owned affiliate of HESM Opco or another person (other than an individual) or its affiliates in connection with the merger or consolidation of HESM Opco with or into such other person or the transfer by HESM Opco of all or substantially all of its assets to such other person. No limited partner may transfer all or any portion of its limited partner interests to a competitor of HESM Opco, any of the affiliates of HESM Opco or any non-transferring partner(s) without (i) in the event of a transfer to a competitor of HESM Opco (other than the non-transferring partner(s)), approval of the holders of a majority of the then outstanding equity interests, voting as a single class, and of the non-transferring partner(s) holding Opco Class B Units and (ii) in the event of a transfer to a competitor of the non-transferring partner(s), without the prior written approval of the non-transferring partner(s) holding Opco Class B Units.

If, at any time, any Class A Shares are redeemed, repurchased or otherwise acquired by the Company, then, HESM Opco will redeem a number of Opco Class A Units held by the Company equal to the number of Class A Shares so redeemed, repurchased or acquired upon the same terms and for no additional consideration.

Each holder of Opco Class B Units and Class B Shares may be able to tender its Opco Class B Units and an equal number of its Class B Shares (one such Opco Class B Unit and one such Class B Share, together, a “Redeemed Security”) for redemption to HESM Opco. Each holder of Opco Class B Units and Class B Shares has the right to receive a number of Class A Shares equal to the number of Redeemed Securities. In the event of a redemption by HESM Opco for Class A Shares, (i) the Company will contribute newly issued Class A Shares to HESM Opco in order for HESM Opco to redeem the applicable Opco Class B Units, (ii) the Company will cancel the applicable Class B Shares and (iii) HESM Opco will issue the same number of Opco Class A Units to the Company. In addition, the Company has the right, but not the obligation, to directly purchase all or a portion of such Redeemed Securities for a number of Class A Shares equal to the number of Redeemed Securities the Company elects to purchase.

Any transfer of Opco Class B Units by a limited partner of HESM Opco or any transfer by a limited partner (other than the Company) constituting a change in control under the Amended HESM Opco Partnership Agreement, except for a transfer as a result of a redemption of such Opco Class B Units pursuant to the redemption right described in the immediately preceding paragraph or a transfer to an affiliate of such limited partner, is subject to a right of first offer of the other limited partners of HESM Opco.

The foregoing description of the Amended HESM Opco Partnership Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended HESM Opco Partnership Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Long-Term Incentive Plan

In connection with the Restructuring, the Company assumed all of the obligations, and succeeded to all of the rights, of HESM Opco under HESM Opco’s 2017 Long-Term Incentive Plan (the “Opco LTIP”) and amended and restated the plan to rename the plan Hess Midstream LP 2017 Long-Term Incentive Plan (the “LTIP”) and to reflect HESM GP LLC’s assumption of the Opco LTIP. Consequently, the LTIP became effective upon the consummation of the Restructuring for the benefit of the officers, directors and employees of HESM GP LLC or its affiliates, and any consultants, affiliates of the HESM GP LLC or other individuals who perform services for the Company. In addition, each issued and outstanding phantom unit of HESM Opco issued under the Opco LTIP (each, an “Opco Phantom Unit”) immediately prior to the effective time of the Merger (the “Effective Time”), whether vested or unvested, ceased to represent a phantom unit denominated in Opco Common Units and instead converted into a phantom unit denominated in Class A Shares (each, a “Phantom Share”), with the number of Class A Shares subject to each Phantom Share equal to the number of Opco Common Units subject to such Phantom Unit immediately prior to the Effective Time and each Phantom Share will continue to be subject to the same terms and conditions as applied to the corresponding Phantom Unit immediately prior to the Effective Time.

The LTIP allows for the grant, from time to time at the discretion of the plan administrator or any delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The LTIP limits the number of units that may be delivered pursuant to vested awards to 3,000,000 Class A Shares, subject to proportionate adjustment in the event of unit splits and similar events and less awards granted under the Opco LTIP. Class A Shares subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of the Class A Shares will be available for delivery pursuant to other awards.

The LTIP will be administered by the Board or any committee thereof that may be established for such purpose or to which the Board or such committee may delegate such authority, subject to applicable law. The plan administrator, at its discretion, may terminate the LTIP at any time with respect to the Class A Shares for which a grant has not previously been made. The plan administrator also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by the full text of the LTIP, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Facilities

On December 16, 2019, HESM Opco entered into senior secured credit facilities (the “Credit Facilities”) with JPMorgan Chase Bank, N.A., as the administrative agent, and several other commercial lending institutions, as lenders and letter of credit issuing banks, comprising of (i) a five-year, $1,000.0 million senior secured revolving credit facility and (ii) a five-year $400.0 million senior secured term loan facility. HESM Opco has the option to extend the revolving credit facility and the term loan facility for two additional one-year terms subject to, among other things, the consent of the lenders holding the majority of the commitments. HESM Opco has the option to increase the overall capacity of the revolving credit facility and the term loan facility by up to an additional $500.0 million in the aggregate, subject to, among other things, the consent of the existing lenders whose commitments will be increased or any additional lenders providing such additional capacity. Included in the total capacity are sub-facilities for swingline loans and letters of credit for up to $100.0 million and $350.0 million, respectively.

Facility fees will accrue on the total capacity of the revolving credit facility. Outstanding borrowings under the revolving credit facility will bear interest, at HESM Opco’s option, at either: (a) the Eurodollar rate (as described in the Credit Facilities) in effect from time to time plus the applicable margin; or (b) the alternate base rate (as described in the Credit Facilities) plus the applicable margin. Prior to HESM Opco obtaining an investment grade credit rating, the pricing levels for the facility fee and interest-rate margins are based on HESM Opco’s ratio of total debt to EBITDA (as defined in the Credit Facilities). After HESM Opco obtains an investment grade credit rating, if ever, the pricing levels will be based on HESM Opco’s credit ratings in effect from time to time.

The obligations of HESM Opco under the Credit Facilities will be unconditionally guaranteed by each direct and indirect wholly owned material domestic subsidiary of HESM Opco, and will be secured by first priority perfected liens on substantially all the presently owned and after-acquired assets of HESM Opco and its direct and indirect wholly owned material domestic subsidiaries, including equity interests directly owned by such entities, subject to certain customary exclusions.

The Credit Facilities contain representations and warranties, affirmative and negative covenants and events of default that HESM Opco considers to be customary for an agreement of this type, including a covenant that requires HESM Opco to maintain a ratio of total debt to EBITDA (as defined in the Credit Facilities) for the prior four fiscal quarters of not greater than 5.00 to 1.00 as of the last day of each fiscal quarter (5.50 to 1.00 during the specified period following certain acquisitions) and, prior to HESM Opco obtaining an investment grade credit rating, a ratio of secured debt to EBITDA for the prior four fiscal quarters of not greater than 4.00 to 1.00 as of the last day of each fiscal quarter.

The summary of the Credit Facilities set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.03	Termination of a Material Definitive Agreement

In connection with entry into the Credit Facilities, HESM Opco repaid in full and terminated its prior credit agreement, dated as of March 15, 2017, among HESM Opco as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the various other lenders thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note above is incorporated herein by reference. Upon the consummation of the Restructuring, each of the following, among other things, occurred:

•	Merger Sub merged with and into HESM Opco, with HESM Opco surviving the Merger and the Company being delegated control of HESM Opco and replacing HESM Opco as its publicly traded successor;

•	each Opco Common Unit (other than any Opco Common Units held by HINDL, GIP, HIP, HIP GP LLC and certain of their affiliates) converted into one Class A Share;

•	the limited liability company interests in Merger Sub converted into 17,062,655 Opco Common Units and the Company was admitted as a limited partner of HESM Opco;

•	the General Partner purchased 266,416,928 Class B Shares for a cash amount equal to $0.0001 per Class B Share;

•	HINDL and GIP contributed 100% of the limited partner interests in HIP to HESM Opco and, in exchange, each of them received 114,876,309 Opco Common Units and certain cash distributions from HESM Opco;

•	HINDL and GIP each contributed 448,999 Subordinated Units to HIP GP LLC, which was then transferred to the Company;

•	each Common Unit and Subordinated Unit held by HINDL and GIP converted into one Opco Class B Unit;

•	each Common Unit and Subordinated Unit held by the Company converted into one Opco Class A Unit; and

•

each Phantom Unit, whether vested or unvested, ceased to represent a phantom unit denominated in Common Units and converted into a Phantom Share, with the number of Class A Shares subject to each Phantom Share equal to the number of Common Units that was subject to such Phantom Unit immediately prior to the Effective Time of the Merger, and each Phantom Share is subject to the same terms and conditions, including distribution equivalent rights, if applicable, as applied to the corresponding Phantom Unit as of immediately prior to the Effective Time.

Prior to the Restructuring:

•	HIP and HESM Opco were controlled by HIP GP LLC;

•

HIP was a joint venture between HINDL and GIP and owned an 80% noncontrolling economic interest in certain of HESM Opco’s assets (the “Joint Interest Assets”), 100% of HIP’s produced water gathering and disposal business and 100% of Opco GP LP, which holds all of the incentive distribution rights (the “IDRs”) and the economic general partner interest (the “GP Interest”) in HESM Opco, and HESM Opco owned a 20% controlling interest in the Joint Interest Assets and 100% of the equity interests in Hess Mentor Storage Holdings LLC (“Mentor Storage”); and

•	HINDL and GIP collectively owned, directly or indirectly, 100% of the equity interests in each of HIP GP LLC and HIP and an aggregate of 10,282,654 Common Units and 27,279,654 Subordinated Units.

As a result of the Restructuring:

•	the Company directly holds a 6.32% controlling interest in HESM Opco and HINDL and GIP collectively hold a 93.68% economic interest in HESM Opco;

•

the limited partners of HESM Opco prior to the Restructuring, other than HINDL, GIP and their respective affiliates, hold a 6.0% voting interest and a 95.0% economic interest in the Company (which represents an indirect 6.0% economic interest in HESM Opco);

•	HINDL, GIP and their respective affiliates hold a 94.0% voting interest and a 5.0% economic interest in the Company (which represents an indirect 0.32% economic interest in HESM Opco);

•	HINDL and GIP collectively own a 94.0% economic interest in HESM Opco and received a one-time aggregate cash distribution of approximately $601.8 million; and

•

HESM Opco owns 100% of the equity interests in HIP and, directly or indirectly, 100% of the Joint Interest Assets, 100% of HIP’s produced water gathering and disposal business, 100% of the equity interests in Opco GP LP, which holds all of the IDRs and the GP Interest, and 100% of the equity interests in Mentor Storage.

The issuance by the Company of the Class A Shares in connection with the Restructuring was registered under the Securities Act pursuant to the Company’s registration statement on Form S-4 (File No. 333-234095) initially filed with the SEC on October 4, 2019 (as amended by Amendment No. 1 to Form S-4 Registration Statement filed on November 4, 2019 and Amendment No. 2 to Form S-4 Registration Statement filed on November 8, 2019, the

“Registration Statement”), and declared effective on November 15, 2019. The prospectus of Hess Midstream Partners LP, dated November 15, 2019, that forms a part of the Registration Statement contains additional information about the Restructuring and the Restructuring Agreement.

The Class A Shares are expected to begin trading on the New York Stock Exchange (the “NYSE”) under the symbol “HESM” on December 17, 2019.

The foregoing descriptions of the Restructuring Agreement, the Merger Agreement and the transactions contemplated by each agreement, including the Restructuring and the Merger, do not purport to be complete and are qualified in their entirety by the full text of the Restructuring Agreement and Merger Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The description of the Company’s Class A Shares in Exhibit 99.1, which is incorporated by reference herein, modifies and supersedes any prior description of the Company’s Class A Shares in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act, the Exchange Act, and the rules and forms promulgated thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange Notes Indenture

On December 16, 2019, in connection with the settlement of the previously announced offer to exchange (the “Exchange Offer”) any and all of the outstanding 5.625% Senior Notes due 2026 (the “Existing HIP Notes”), of HIP and Hess Infrastructure Partners Finance Corporation, a Delaware corporation (“HIP Finance”), for new 5.625% Senior Notes due 2026 (“Exchange Notes”) of HESM Opco, HESM Opco entered into an indenture, dated as of December 16, 2019 (the “Exchange Indenture”), with Wells Fargo Bank, National Association, as trustee and the guarantors party thereto, under which it issued $794,994,000 aggregate principal amount of Exchange Notes.

The Exchange Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking certain transactions with HESM Opco’s affiliates, and limitations on asset sales.

The Exchange Notes were issued only to holders of Existing HIP Notes that are “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to February 15, 2021, HESM Opco may redeem up to 35% of the aggregate principal amount of the Exchange Notes at a redemption price equal to 105.625% of the principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings, subject to certain conditions. At any time prior to February 15, 2021, HESM Opco may redeem the Exchange Notes in whole at any time or in part from time to time, at HESM Opco’s option, at a redemption price equal to 100% of the principal amount of the Exchange Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to but not including the redemption date. HESM Opco may also redeem all or a part of the Exchange Notes at any time on or after February 15, 2021, at the redemption prices set forth in the Exchange Indenture, plus accrued and unpaid interest, if any, to but not including the redemption date. If HESM Opco experiences a Change of Control Triggering Event (as defined in the Exchange Indenture), HESM Opco will be required to offer to repurchase the Exchange Notes in cash at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date.

The Exchange Notes rank equally in right of payment with all of HESM Opco’s existing and future senior indebtedness and senior to all of HESM Opco’s future subordinated indebtedness. The Exchange Notes are effectively subordinated in right of payment to all of HESM Opco’s existing and future secured debt, including amounts outstanding under the Credit Facilities, to the extent of the value of the collateral securing such debt, and are structurally subordinated to the secured and unsecured debt (including trade payables) of HESM Opco’s subsidiaries that do not guarantee the Exchange Notes. The Exchange Notes are guaranteed by all of HESM Opco’s direct and indirect wholly owned subsidiaries that provide a guarantee under the Credit Facilities.

The summary of the Exchange Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Assumption of Existing HIP Notes

On December 16, 2019, in connection with the settlement of the Exchange Offer, HESM Opco, HIP and HIP Finance entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Existing HIP Notes, dated November 22, 2017 (as amended by the First Supplemental Indenture dated November 1, 2019 and the Second Supplemental Indenture, the “Existing HIP Indenture”), pursuant to which HESM Opco assumed all of the obligations, including the due payment of principal and interest, under the Existing HIP Indenture relating to the $5,006,000 of Existing HIP Notes that were not tendered in the Exchange Offer and exchanged for Exchange Notes.

The Existing HIP Notes have the same maturity, interest rate and redemption provisions as the Exchange Notes. The Existing HIP Notes do not have restrictive covenants. The summary of the Existing HIP Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreements, a copies of which are being filed as Exhibits 4.3, 4.4 and 4.5 hereto and are incorporated herein by reference.

Supplemental Indenture to 2028 Notes

On December 16, 2019, HESM Opco entered into a first supplemental indenture (the “First Supplemental Indenture”) to the indenture, dated December 10, 2019 (as amended by the First Supplemental Indenture, the “2028 Indenture”) governing HESM Opco’s existing 5.125% Senior Notes due 2028 (the “2028 Notes”), with Wells Fargo Bank, National Association, as trustee and the guarantors set forth in the First Supplemental Indenture. The purpose of the First Supplemental Indenture was to add certain subsidiaries of HESM Opco that guarantee the Exchange Notes and the Credit Facilities as guarantors under the 2028 Indenture.

The summary of the First Supplemental Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.6 hereto and are incorporated herein by reference.

Credit Facilities

The summary of the Credit Facilities set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information relating to the listing and trading of the Class A Shares provided in Item 3.03 below is incorporated herein by reference.

In connection with the Restructuring, HESM Opco notified the NYSE that the Restructuring had been completed and requested that trading of the Opco Common Units be suspended prior to the market opening on December 17, 2019. On December 16, 2019, NYSE is expected to suspend trading of the Opco Common Units after the close of business. In addition, the NYSE has informed HESM Opco that it will file with the SEC a notification on Form 25 to delist the Opco Common Units from the NYSE and deregister the Opco Common Units under Section 12(b) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The description provided under Item 1.01 above of the issuance by the Company and HESM Opco of securities in connection with the consummation of the Restructuring is incorporated into this Item 3.02 by reference, insofar as such information relates to the sale of unregistered equity securities. The sale and issuance of any such unregistered securities is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to the Rights of Security Holders.

The information provided under Item 2.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Certain Directors

On December 16, 2019, the sole member of HESM GP LLC appointed William J. Brilliant, Scott E. Telesz, Matthew C. Harris, David W. Niemiec, John P. Reddy and Stephen J.J. Letwin to the Board of Directors (the “Board”) of HESM GP LLC.

Biographical information concerning each such newly elected director is included in the Registration Statement and is incorporated herein by reference.

None of the newly elected directors has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Messrs. Brilliant, Telesz, Harris, Niemiec, Reddy or Letwin and any person, pursuant to which Messrs. Brilliant, Telesz, Harris, Niemiec, Reddy or Letwin, as applicable, was elected as a director of the Board.

Messrs. Niemiec, Reddy and Letwin will serve on the Company’s audit committee, and Mr. Niemiec will serve as the chair of the committee. The Board has determined that each of Messrs. Niemiec, Reddy and Letwin is “independent” for purposes of Section 10A-3 of the Exchange Act and the applicable rules and regulations of the SEC, has no material relationship with the Company, the General Partner or HESM GP LLC that would interfere with his independence from management of HESM GP LLC, and will otherwise be an “independent director” for purposes of the rules and regulations of the New York Stock Exchange. In addition, based on their education and experience, the Board has determined that each of Messrs. Niemiec, Reddy and Letwin has the requisite qualifications to qualify under the rules of the SEC to be designated as an “audit committee financial expert.”

Each newly elected director will receive compensation for his services as director consistent with that provided to other non-employee directors, as disclosed under “Item 11. Executive Compensation” in HESM Opco’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 11, 2019. Each director will also be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

Long-Term Incentive Plan

The description of the LTIP provided under Item 1.01 above is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of the Company

In connection with the consummation of the Restructuring, including the Merger, on December 16, 2019, the General Partner and HIP GP LLC amended and restated the agreement of limited partnership of the Company by entering into the Amended and Restated Agreement of Limited Partnership of Hess Midstream LP (the “Amended Company Agreement”). The description of the Amended Company Agreement included in the section entitled “Description of New HESM Class A Shares and Class B Shares” on page 86 of the Registration Statement and in the section entitled “Description of New HESM Partnership Agreement” beginning on page 137 of the Registration Statement is incorporated into this Section 5.03 by reference. Additional information regarding the Amended Company Agreement is included with the section entitled “Comparison of Rights of HESM Common Unitholders and New HESM Shareholders” beginning on page 88 of the Registration Statement and is incorporated by reference into this Item 5.03.

The foregoing description of the Amended Company Agreement does not purport to be complete and is qualified in its entirety by to the full text of the Amended Company Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD.

On December 16, 2019, HESM Opco issued a press release announcing the completion of the Restructuring and the Merger. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 8.01	Other Events.

Upon the consummation of the Restructuring, the Company became the successor issuer to HESM Opco pursuant to Rule 12g-3(a) under the Exchange Act. The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Partnership Restructuring Agreement, dated as of October 3, 2019, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Midstream New Ventures II, LLC, Hess Investments North Dakota LLC, GIP II Blue Holding Partnership, L.P., and Hess Infrastructure Partners Holdings LLC (incorporated by reference herein to Exhibit 2.1 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on October 4, 2019)

2.2	Agreement and Plan of Merger, dated as of October 3, 2019, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, and Hess Midstream New Ventures II, LLC (incorporated by reference herein to Exhibit 2.2 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on October 4, 2019)

3.1	Amended and Restated Agreement of Limited Partnership of Hess Midstream LP, dated as of December 16, 2019

4.1	Credit Agreement, dated as of December 16, 2019, by and among Hess Midstream Operations LP, JPMorgan Chase Bank, N.A. and the other parties thereto (incorporated by reference herein to Exhibit 4.1 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

4.2	Indenture, dated as of December 16, 2019, by and among Hess Midstream Operations LP, Wells Fargo Bank, National Association, as trustee and certain guarantors party thereto (incorporated by reference herein to Exhibit 4.2 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

4.3	Indenture, dated as of November 22, 2017, by and among Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto (incorporated by reference herein to Exhibit 4.3 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

4.4	First Supplemental Indenture, dated November 1, 2019 to the Indenture, dated as of November 22, 2017, by and among Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto (incorporated by reference herein to Exhibit 4.4 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

4.5	Second Supplemental Indenture, dated December 16, 2019 to the Indenture, dated as of November 22, 2017, by and among Hess Midstream Operations LP, Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto (incorporated by reference herein to Exhibit 4.5 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

4.6	First Supplemental Indenture, dated December 16, 2019 to the Indenture, dated as of December 10, 2019, by and among Hess Midstream Operations LP, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto (incorporated by reference herein to Exhibit 4.6 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

10.1	Amended and Restated Omnibus Agreement, dated December 16, 2019, by and among Hess Corporation, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Midstream Operations LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, and, for the limited purposes specified therein, Hess Investments North Dakota LLC and GIP II Blue Holding Partnership, L.P. (incorporated by reference herein to Exhibit 10.1 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

10.2	Amended and Restated Employee Secondment Agreement, dated as of December 16, 2019, by and among Hess Corporation, Hess Trading Corporation, Hess Midstream GP LP, Hess Midstream GP LLC, and, for the limited purposes specified therein, Hess Midstream Partners GP LP, and Hess Midstream Partners GP LLC

10.3	Amended and Restated Registration Rights Agreement, dated December 16, 2019, by and among Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Investments North Dakota LLC and GIP II Blue Holding Partnership, L.P.

10.4	Third Amended and Restated Agreement of Limited Partnership of Hess Midstream Operations LP (formerly known as Hess Midstream Partners LP), dated as of December 16, 2019 (incorporated by reference herein to Exhibit 3.2 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

10.5#	Hess Midstream LP 2017 Long Term Incentive Plan

99.1	Description of Class A Shares

99.2	Press Release dated December 16, 2019 (incorporated by reference herein to Exhibit 99.1 to HESM Opco’s Current Report on Form 8-K (File No. 001-38050) filed on December 16, 2019)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hess Midstream LP hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.
#	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: December 17, 2019	By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer